BRADLEY PHARMACEUTICALS, INC.
                             CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                Three Months Ended         Nine Months Ended
                                   September 30,             September 30,
                              ----------------------   ----------------------
                                 2000        1999         2000       1999
                              ----------------------   ----------------------

Netsales                     $ 4,667,772 $ 4,128,173  $11,556,819 $13,544,105
Cost of sales                  1,060,740   1,070,773    2,915,107   3,725,770
                              ----------  ----------   ----------  ----------
                               3,607,032   3,057,400    8,641,712   9,818,335
                              ----------  ----------   ----------  ----------

Selling, general and
 administrative expenses       2,695,508   2,880,761    8,103,652   7,851,404
Depreciation and amortization    225,521     257,305      707,598     896,355
Interest expense - net            70,229      51,014      182,167     173,088
Loss due to impairment of asset     -           -       3,897,000        -
                              ----------  ----------   ----------  ----------
                               2,991,258   3,189,080   12,890,417   8,920,847
                              ----------  ----------   ----------  ----------

Income (loss) before
  income taxes                   615,774    (131,680)  (4,248,705)    897,488

Income tax expense (benefit)     240,000     (48,000)    (137,000)    332,000
                              ----------  ----------   ----------  ----------

Net income (loss)            $   375,774 $   (83,680) $(4,111,705)$   565,488
                              ==========  ==========   ==========  ==========

Net income (loss)
  per common share
      Basic & Diluted        $      0.05 $     (0.01) $     (0.52)$      0.07
                              ==========  ==========   ==========  ==========

Weighted average number
  of common shares
      Basic                    7,910,000   7,900,000    7,900,000   8,010,000
                              ==========  ==========   ==========  ==========
      Diluted                  7,960,000   7,930,000    7,900,000   8,070,000
                              ==========  ==========   ==========  ==========





             See Notes to Condensed Consolidated Financial Statements


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